EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Hooi Chee Voon, Chief Executive Officer and Chief Financial Officer, of Fritzy Tech Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Form 10-K of Fritzy Tech Inc. for the period ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fritzy Tech Inc.

Dated: September 28, 2021

/s/ Hooi Chee Voon
Hooi Chee Voon President Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fritzy Tech Inc. and will be retained by Fritzy Tech Inc. and furnished to the Securities and Exchange Commission or its staff upon request.